UNITED STATES SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

          PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES ACT OF 1934

        Date of Report (Date of earliest event reported): AUGUST 30, 2004


                       TECHNOLOGY ACQUISITION CORPORATION

             (Exact Name of Registrant as specified in its Charter)

       STATE OF NEVADA                     000-049635           87-2099034
 (State or Other Jurisdiction       (Commission File Number)   (IRS Employer
 of Incorporation or Organization)                           Identification No.)

       10600 N. DE ANZA BOULEVARD, SUITE 250, CUPERTINO, CALIFORNIA 95014

               (Address of Principal Executive Offices) (Zip Code)

                2807 ALLEN STREET, SUITE 713, DALLAS, TEXAS 75204

           (Address of Former Principal Executive Offices) (Zip Code)

                  MR. JOHN KINNEY, 10600 N. DE ANZA BOULEVARD,
                     SUITE 250, CUPERTINO, CALIFORNIA 95014

                     (Name and Address of Agent for Service)

                             (408) 873-0400 EXT. 303

          (Telephone Number, Including Area Code, of Agent for Service)

ITEM 8.01    OTHER EVENTS.

      On August 24, 2004, Technology Acquisition Corporation, a Nevada corporation ("TAC" or the "Company"), entered into an amendment (the "Amendment") of its Agreement and Plan of Reorganization (the "Merger") with Minrad, Inc., a Delaware corporation ("Minrad"), and Technology Acquisition Subsidiary, Inc. On August 26, 2004, the majority of the holders of the shares of Common Stock of TAC, who then owned 4,643,750 shares, or approximately 91% of our issued and outstanding Common Stock, consented in writing to Amendment. The Amendment permits us to sell up to 2.5 million of our Common Stock at not less than $1.75 per share prior to the completion of the Merger, provided that we use the net proceeds of the sales exclusively for making loans to MINRAD to finance its continuing operations.


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      Except as described herein, no director, executive officer, associate of any director or executive officer, or any other affiliate, has any material relationship, direct or indirect, by security holdings, contract or otherwise, resulting from the Merger and the Amendment, which is not shared by all other stockholders of the Company pro rata, and in accordance with their respective interests. Cagan McAfee Capital Partners, LLC ("CMCP") has material interests in the Merger and the Amendment that are not shared pro rata by all of the other shareholders of the Company, as follows: (1) CMCP has an advisory agreement with MINRAD dated December 13, 2004 under which CMCP agreed to arrange a merger such as this Merger for MINRAD, and under which a principal of CMCP, Mr. Laird Cagan, will be compensated with approximately $238,500 for corporate finance services and and $192,000 common stock purchase warrants exercisable at $1.25 per share; and (2) CMCP entered into an advisory agreement dated May 21, 2004 with the Company under which the Company agreed to pay CMCP 250,000 shares for corporate finance services (the "CMCP Advisory Agreement"). LFCI and its owner, Mr. John Liviakis (collectively, "Liviakis"), have a material interest in the Merger and the Amendment that is not shared pro rata by all of the other shareholders of the Company because LFCI has a consulting agreement dated May 21, 2004 with the Company (the "Liviakis Consulting Agreement") by which the Company agreed to pay Liviakis 400,000 shares for media and public relations services. The Company filed the CMCP Advisory Agreement and the Liviakis Consulting Agreement with the Commission in June 2004 as exhibits to the Company's Report on Form 8-K, which exhibits are expressly incorporated herein by this reference, and which are publicly available to you on the internet at the Commission's web site, www.sec.gov.

      A copy of the Amendment is attached hereto as Exhibit 2.1. The foregoing description is qualified in its entirety by reference to the full text of such exhibits.

ITEM 9.01    FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(c)   Exhibits.


                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:    August 30, 2004                 Technology Acquisition Corporation

                                         By: /s/  JOHN KINNEY
                                             -----------------------------------
                                             John Kinney, President, Chief
                                             Executive Officer, and Chairman of
                                             the Board of Directors



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                                  EXHIBIT INDEX

99.1  Amendment to Merger Agreement


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